F O R S T R O M    J A C K S O N

B A R R I S T E R S    A N D    S O L I C I T O R S

June 3, 2008

file no:	TEEN0994
reply to:	Stephen B. Jackson
direct line:	(604) 661-0742
e mail:	sbk@fklaw/ca

VIA MAIL AND EMAIL

Teen Glow Makeup, Inc.

297 Kingsbury Grade

Suite D

Lake Tahoe, Nevada

USA 89449-4470

Attention: Pamela Hutchinson

Dear Ms. Hutchinson:

Re:	Teen Glow Makeup, Inc., a Nevada corporation
Registration Statement on Form S-1

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Teen Glow Makeup, Inc., a Nevada corporation (the "Company"), which we are advised will be filed with the Securities and Exchange Commission on or about the date of this letter.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities which qre described as being sold pursuant to the Registration Statement are duly authorized and issued pursuant to the articles and By-Laws of the Company. We are also of the opinion that such securities have been, and will continue to be at the time of filing of the Registration Statement, legally and validly issued pursuant to applicable federal and State law, and are (and will continue to be) fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the

FORSTROM JACKSON

Teen Glow Makeup, Inc.

May 23, 2008

category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

FORSTROM JACKSON

Per:

/s/ Stephen B. Jackson

Stephen B. Jackson

SBJ/bm